UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2023

Vaccinex, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38624	16-1603202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1895 Mount Hope Avenue, Rochester, New York	14620
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 271-2700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	VCNX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 25, 2023, Vaccinex, Inc. (the “Company”) received a letter (the “Notice”) from the Listing Qualifications staff of The Nasdaq Stock Market (“Nasdaq”) notifying the Company that it no longer complies with the requirement under Nasdaq Listing Rule 5550(b)(1) to maintain a minimum of $2.5 million in stockholders’ equity for continued listing on the Nasdaq Capital Market (the “Equity Standard”) or the alternative requirements of having a market value of listed securities of $35 million or net income from continuing operations of $500,000 in the most recently completed fiscal year or two of the last three most recently completed fiscal years (the “Alternative Standards”). The Notice noted that the Company’s Form 10-Q for the period ended March 31, 2023 disclosed stockholders’ equity of $2.4 million as of March 31, 2023 and that, as of May 24, 2023, the Company did not meet the Alternative Standards.

The Notice has no immediate effect on the Company’s listing on the Nasdaq Capital Market. Nasdaq is providing the Company 45 calendar days from the date of the Notice, or until July 9, 2023, to submit a plan to regain compliance with the Equity Standard (the “Compliance Plan”). If the Compliance Plan is accepted, Nasdaq may grant the Company an extension of up to 180 calendar days from the date of the Notice, or until November 21, 2023, to regain compliance with the Equity Standard. If the Company does not timely submit a Compliance Plan or if such plan is not accepted, or if it is accepted and the Company does not regain compliance in the required timeframe, Nasdaq could provide notice that the Company’s common stock is subject to delisting.

The Company plans to timely submit a Compliance Plan, is evaluating its options for complying with the Equity Standard, including pursuing additional capital raising opportunities such as the Company’s recently completed private placement, and will continue to monitor its stockholders’ equity. However, there can be no assurance that the Company will be able to regain or maintain compliance with the Equity Standard.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vaccinex, Inc.

Date: May 30, 2023	By:	/s/ Scott E. Royer
Scott E. Royer
Chief Financial Officer